Exhibit 99.3

NEWS RELEASE

Alternative Energy Sources, Inc.
310 W. 20th St., Kansas City, MO 64108
(816) 842-3835 or toll-free (866) 496-3835
Web site: www.aensi.com

Media contact: Susan Pepperdine (913) 262-7414 or susan@pepperdinepr.com

Alternative Energy Sources to Present At Value Relations Conference in Germany

KANSAS CITY, Mo., Oct. 19, 2006 (PRIMEZONE) —Kansas City-based Alternative Energy Sources Inc. (OTC Bulletin Board: AENS.OB) announced today it will appear at Rohstoffmesse, an investors' resource conference, Oct. 26-28 in Frankfurt, Germany, sponsored by Value Relations GmbH.

Presenting at 10 a.m. on Thursday, Oct. 26, will be Mark Beemer, AENS president and CEO; Lee Blank, executive vice president and chief operating officer; John J. Holland, executive vice president and chief financial officer; and John A. Ward, executive vice president and director of operations. AENS will also participate in a breakout session immediately following its investment presentation.

Where: Congress Center Messe
Frankfurt, Germany

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About Alternative Energy Sources Inc.: Alternative Energy Sources is engaged in the development of "greenfield" sites, including constructing, owning and operating fuel-grade ethanol plants. The management team has extensive experience in agricultural processing, grain trading, railroad negotiations, logistical economics, construction, acquisitions and operating as a public company. The founders have extensive management and leadership experience, including serving in executive management positions with agri-processing giant Archer Daniels Midland Co., the largest producer of ethanol. For more information go to http://www.aensi.com.

Forward-Looking Statements: This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the company's ability to exploit ethanol development and production opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to secure or generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued

generating assets, environmental risks and general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation.

Source: Alternative Energy Sources Inc.